Exhibit 10.2

Attachment B

FIRST AMENDMENT TO
THE DUN & BRADSTREET CORPORATION 2009 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT, by THE DUN & BRADSTREET CORPORATION (the “Corporation”), to The Dun & Bradstreet Corporation 2009 Stock Incentive Plan (As Amended and Restated With Respect to Awards Granted Under the Plan on or after January 1, 2013) (the “Plan”) is effective August 4, 2015 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Corporation sponsors the Plan and the Corporation has delegated authority to make amendments to the Plan (as well as the ability to further delegate the amendment power) to the Compensation & Benefits Committee of the Corporation (the “C&BC”);

WHEREAS, the Plan currently provides benefits to a covered employee who incurs a termination of employment for “Good Reason”, as defined in the Plan;

WHEREAS, the definition of “Good Reason” set out in the Plan includes (but is not limited to) the relocation of the office at which a covered employee is principally employed by more than a threshold amount but specifically excludes any relocation to New York City (the “Exclusion”);

WHEREAS, the Corporation also sponsors The Dun & Bradstreet Corporation Change in Control Plan (the “CICP”) and the Dun & Bradstreet Corporation Career Transition Plan (the “CTP”);

WHEREAS, the CICP and the CTP also provide benefits to a covered employee who incurs a termination of employment for “Good Reason, as defined in each such plan;

WHEREAS, the definition of “Good Reason” set out in each of the CICP and the CTP is consistent with the definition of “Good Reason” set out in the Plan, with the exception that the relocation threshold amount is 50 miles in the CTP and the CICP and 35 miles in the SIP;

WHEREAS, the Corporation has determined to amend the CICP and the CTP to remove the Exclusion so that relocations to New York City are included within the definition of Good Reason if the other aspects of the definition are satisfied;

WHEREAS, the C&BC now considers it desirable to amend the definition of “Good Reason” set out in the Plan to change the relocation threshold to 50 miles and to remove the Exclusion so that the definition of “Good Reason” set out in the Plan is consistent with the definition of “Good Reason” set out in each of the CICP and the CTP.

NOW THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended effective as of the Effective Date as indicated below:

Attachment B

I.

Section 6(d)(vi), definition of “Good Reason,” is amended by modifying subsection (C) thereof to read as follows:

“C.
the relocation of the Company's offices at which the Participant is principally employed immediately prior to the effective date of the Change in Control to a location more than fifty miles (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code) from such location, except for required travel on the Company's business to an extent substantially consistent with the Participant’s business travel obligations prior to the effective date of the Change in Control;”

II.

In all other respects, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the C&BC has caused this First Amendment to be executed by the undersigned authorized officer of the Corporation this ___ day of ______________, 2015.

__________________________________
John Reid-Dodick
Chief People Officer